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                                                                         EIP84-1
                                                                    Exhibit 10.6

                               ORDINANCE NO. 756

       AN ORDINANCE granting a non-exclusive franchise to Enstar Income Program 1984-l, to build, construct, operate and maintain a cable television system in the City of Brownsville, Tennessee, and setting forth conditions accompanying the granting of this franchise;

       Be it ordained by the Board of Mayor and Aldermen of the City of Brownsville, Tennessee, as follows;

       Section 1 - Title. This Ordinance shall be known and may be cited as the Terms and Conditions of the Cable Television Franchise.

       Section 2 - Definitions. For the purpose of this Ordinance, and when not inconsistent with the context, words used herein in the present tense include the future; words in plural include the singular, and vice versa. The word "shall" is always mandatory. The captions supplied herein for each section are for convenience only. Said captions have no force of law, are not part of the section, and are not to be used in construing the language of the section. The following terms and phrases, as used herein, shall be given the meaning set forth below:

       (a) "City" or "Grantor" is the City of Brownsville, a municipal corporation under the laws of the State of Tennessee, or any successor to the Legislative powers of the present City.

       (b) "Grantee" or "Company" is Enstar Income Program 1984-l. It is the grantee of rights under this franchise.

       (c) "Franchise" is the set of non-exclusive rights granted to Grantee by the City of Brownsville under the terms of this and any agreement entered into by and between the City of Brownsville, Tennessee, and such person according to the terms of this Code.

       (d) "Board of Mayor and Aldermen" is the governing legislative body of the City of Brownsville, Tennessee.

       (e) "Person" is any person, firm, partnership, association, corporation, company or organization of any kind.

       (f) "Cable System" or "Cable Television System" means (I) a system of coaxial cables or other electrical conductors and equipment used or to be used primarily to receive or transmit video programming, radio signals, or other programming, originated directly or indirectly or taken off the air, and to transmit them to the subscribers for a fee and (II) subscriber interaction, if any, which is required for the selection of such video programming or other programming service. "Cable System" shall not include telephone services.

       (g)    "CATV System" shall mean cable system.





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       (h)    "Corporate Limits" shall include all areas lying within the limits of the City of Brownsville, Tennessee, as from time to time changed by annexation or other legal methods.

       (i) "Federal Communications Commission" or "FCC" is the Federal Commission or Agency created pursuant to the Communications Act of 1934 or its successor agency.

       (j) "Channels" shall mean a group of frequencies in the electromagnetic spectrum capable of carrying an audio-data or an audio-video television signal. Each channel is presently a block of frequencies containing a six MHz band width, but may change in accordance with advances in technology.

       (k) "Basic Cable Service" means any service tier which includes the retransmission of local television broadcast signals, which tier also meets the definition of Basic Service contained in 47 U.S.C. 543(b)(7).

       (l) "Gross Annual Receipts" shall mean all revenue received directly by the Grantee and its subsidiaries, from or in connection with the operation of the Cable Television System pursuant to this Ordinance; including, but not limited to, gross annual basic cable service receipts, gross annual premium channels receipts, all other service receipts, gross annual receipts from use of commercial channels, installation and reconnection fees, and converter and other equipment rentals; provided, however, that this shall not include any franchise fees or taxes on services furnished by the Grantee herein, imposed directly upon any subscriber or user by the state, City or other governmental entity and collected by the Grantee on behalf of said governmental unit.

       (m) "City of Brownsville" means the present municipal corporation of Brownsville together with any future annexation made pursuant to law. Also referred to as "CITY".

       (n) "Ordinance" or "Franchise Ordinance" means this Ordinance which grants a franchise and defines the specific rights and obligations of each party pursuant to the general authority, powers and restrictions of this Ordinance.

       (o) "Streets" shall mean the surface of all rights-of-way and the space above and below any public street, road, highway, bridge, freeway, lane, path, public way or place, sidewalk, alley, court, boulevard, parkway, drive, waterway, dock, wharf, pier, or easement now or hereafter held by the City for the purpose of public travel and shall include other easements or rights-of-way as shall be now held or hereafter held by the City which shall, within their proper use and meaning entitle the franchise to the use thereof for the purposes of installing or transmitting cable television system transmissions over poles, wires, cables, conductors, ducts, conduits, vaults, manholes, amplifiers, appliances,




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              attachments and other property as may be ordinarily necessary and pertinent to a cable television system.

       (p) "Year" means the remaining portion of any calendar year in which a franchise is granted. Thereafter, "Year" means a full calendar year.

       (q) "Franchise Area" is the corporate limits of the City of Brownsville, Tennessee.

       Section 3 - Grant of Authority.

       (a) The City warrants it has a right to issue a franchise and the Grantee, by acceptance, acknowledges and accepts the right of the City to issue the same.

       (b) The City hereby grants to grantee, subject to the right of amendment as hereinafter provided, the right and privilege to construct, erect, operate and maintain, in, upon, along, across, above, over and under the streets, alleys, public ways, and public places now laid out or dedicated, and all extensions thereof, and additions thereto, in the City, poles, wires, cables, underground conduits, manholes, and other conductors and fixtures necessary for the maintenance and operation in the City of a cable system for the interception, retransmission, sale, and distribution of television signals, radio, data or other electronic signals as may be deemed appropriate by the Grantee, upon the limitations, terms, and conditions in this ordinance contained, as the same may be from time to time amended, provided that such amendments are lawful and for the purpose of promoting public health, safety and welfare and/or are to comply with Federal and State laws, and do not alter the materiel terms and conditions of this Franchise Ordinance without the express agreement of the Franchisee.

       (c) This franchise award shall not be sublet, assigned or leased, nor shall any of the rights or privileges therein granted or authorized be transferred or assigned, either in whole or in part, nor shall title thereto, either legal or equitable, or any right, title, interest or property therein pass to or vest in any person except the Grantee, either by act of the Grantee or by operation of law, without the prior consent of the City expressed by ordinance, which consent will not be unreasonably withheld. The City shall take such consent or denial action within the limits prescribed in 47 U.S.C. 537(e).

       (d) The right to use and occupy said streets, alleys, public ways and places for the purposes herein set forth shall not be exclusive when granted by the City.

       (e) If other franchises are granted by the City, the City shall not grant such a franchise on terms or conditions which are either more favorable or less burdensome than those granted under any existing franchise or ordinance. Any franchise which may be granted shall require the new Grantee to provide cable service to the entire franchise area then served by the existing Grantee.


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              Moreover, an existing Grantee may, at its discretion, comply with the most favorable terms contained in any subsequent franchise granted by the City.

       Section 4 - Compliance With Applicable Laws.

       (a) Grantee, at all times during the life of its franchise, shall be subject to all lawful exercise of the police power by the City. Unless otherwise prohibited by State or Federal law, or where jurisdiction has been or shall be conferred upon a State or Federal commission, board of body, the City reserves a right by ordinance or resolution to promulgate regulations as to attachment fees, if any; rates and charges to be paid by the subscribers for the service; the quality of service to be provided subscribers; to provide service for all citizens of the City and its police jurisdiction wherever located; and to adopt such other rules and regulations it may now or hereafter lawfully impose in keeping with and not in conflict with applicable State or Federal law, or the lawful rules and regulations heretofore or hereafter adopted by any Federal commission, board or body and/or any lawful State rules and/or regulations lawfully adopted by any State commission, board or body.

       (b) Grantee, its successors and assigns granted a franchise hereunder shall be subject to lawful regulations heretofore or hereafter adopted by the Federal Communications Commission and should it now be or hereafter become subject to the jurisdiction of any other commission then also to the lawful rules and regulations adopted by such commission and also to the lawful rules and regulations adopted by any similar Federal commission or State regulatory body, having jurisdiction. If the Grantee, its successors or assigns, shall fail to comply with any material Federal and/or State statue, rules, regulations, orders or conditions lawfully vested under Federal law in any Federal regulatory body and/or rules, regulations, orders and conditions lawfully vested in any State regulatory body and/or rules, regulations, orders and conditions lawfully vested in the City, the City shall have the right to terminate or cancel any franchise granted hereunder after written notice to the Grantee to correct such failure or default and Grantee shall fail to correct or commence diligent efforts to correct such failure or default (and diligently pursue such cure) within thirty (30) days of recurring such notice.

         Section 5 - Franchise and Area. Any franchise granted hereunder relates to the present City limits of the City and to any area hereafter added thereto during the term of any Franchise granted hereunder.

         Section 6 - System Upgrade. Grantee agrees to upgrade the existing Brownsville cable TV system within thirty-six (36) months of the adoption of this Franchise Agreement. The upgraded system will be constructed so as to provide the capability of passing a minimum of 80 channels on an analog and/or digital basis through its trunk and feeder lines.



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         Section 7 - Customer Service and Signal Quality Requirements. The
Grantee shall:

       (a) Comply with the technical standards provided by the Federal Communications Commission at 47 C.F.R. 76.601 through 76.609, as from time to time amended.

       (b) Limit failures which leave 5 or more subscribers without cable service to a minimum by locating and correcting such malfunctions properly and promptly, but in no event responding to such malfunctions longer than twenty-four (24) hours after notice unless prevented by an act of God.

       (c) Demonstrate by instruments or otherwise to subscribers that a signal of adequate strength and quality is being delivered.

       (d) In the case of any outage from any cause in which one or more customers are completely without cable service for 24 hours or more, calculate a pro rata reduction in the charge for cable service, to be itemized and included in the next regular bill to the customer(s) involved, upon that customer's request.

       (e) Comply with the Customer Service and Consumer Protection Standards at 47 C.F.R. 76.309, as from time to time amended by the Federal Communications Commission.

       (f) To provide additional programming when necessary to accommodate the following considerations, consumer demand, community needs and economic viability. And to further consider additional programming options over time, based on such factors.

       (g) Provide for placement in City Hall of a character generator for use by local City officials to communicate and electronically distribute municipal information and text announcements city-wide after the completion of the rebuild.

       (h) Subject to the terms of this subsection, provide free basic cable drops to educational and municipal facilities located within the franchise area. If it is necessary to extend Grantee's trunk or feeder lines more than three hundred (300) feet solely to provide service to any such educational or municipal building, the City or the building owner or occupants shall have the option of either paying Grantee's direct costs for line extensions in excess of three hundred (300) feet or releasing the Grantee from the obligation to provide service to such building. Furthermore, Grantee shall be permitted to recover the direct cost of installing any facilities necessary to provide Cable Service under this subsection to the extent such installation includes any of the following: (a) more than one outlet, (b) inside wiring, or (c) a service outlet requiring more than three hundred (300) feet of drop cable.

         Section 8 - Public, Educational & Governmental Access Channels and Emergency Broadcast Services Required. In conjunction with the rebuild the Grantee shall provide the following:



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       (a)    The Grantee shall provide, but without charge and subject to the rules and regulations of the Federal Communications Commission, public emergency broadcast capabilities whereby the City can interrupt service on all channels in order to make such public emergency communications as it deems necessary.

       (b) Grantee shall reserve one channel for educational and governmental access use (the "EG Channel"). Grantee may use and program the EG Channel for its own commercial or leased access purposes unless or until the County provides Grantee with six (6) months advance written notice of its intent to commence programming on such EG Channel, at which time Grantee shall retain the right to use and program the EG Channel for its own commercial or leased access purposes to the extent that such EG Channel is not being used by the County. Thereafter, the County must provide the Grantee with sixty (60) days advance written notice of each successive instance of the County's intent to commence additional programming on such EG Channel. The City shall assume all responsibility for regulation of and/or scheduling the use of the EG Channel by any and all users.

       Section 9 - Indemnification. Grantee shall save the City harmless from all loss sustained by the City on account of any suit, judgment, execution, claim or demand whatsoever against the City resulting from negligence on the part of the Grantee in the construction, operation or maintenance of its cable television system in the City (excluding loss caused by the negligent or willful misconduct of the City, its agents or employees); and for this purpose Grantee shall carry property damage and personal injury insurance with some responsible insurance company or companies qualified to do business in the state of Tennessee. The amounts of such insurance to be carried for liability due to property damage shall be $100,000 as to any one occurrence; and against liability due to injury to or death of person, $250,000 as to any one person and $500,000 as to any one occurrence. The City shall notify Grantee, in writing, within twenty (20) days after the presentation of any claim or demand, either by suit or otherwise, made against the City on account of any negligence as aforesaid on the part of Grantee. Where any such claim or demand against the City is made by suit or legal action, written notice thereof shall be given by the City to Grantee not less than twenty (20) days prior to the date upon which an answer to such legal action is due or within fifteen (15) days after the claim or demand is made upon the City, whichever notice period yields Grantee the larger amount of time within which to prepare an answer.

       Section 10 - Construction & Maintenance.

       (a) All structures, lines and equipment erected by Grantee within the City shall be so located as to cause minimum interference with the proper use of streets, alleys, public ways and places and to cause minimum interference with the rights or reasonable convenience of property owners.

       Existing poles, posts, conduits and other such structures of any electric power system, telephone company, or other public utility located in the City shall be used to the extent


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       practicable in order to minimize interference with travel and avoid unnecessary duplication of facilities. City shall actively assist Grantee to the fullest extent necessary in reasonable joint pole or conduit use agreements from the owners of existing poles or conduits. To the extent that the existing poles, posts, conduits, and other such structures are not available, or are not available under reasonable terms and conditions, including excessive cost or unreasonable limitation upon the use of Grantee's cable television system Grantee shall have the right to purchase, lease, or in any other manner acquire land, rights-of-way, or public utility easements upon or under which to erect and maintain its own poles, conduits, and other such structures as may be necessary for the construction and maintenance of its cable television system. Where all other existing utilities are underground, Grantee shall locate its facilities underground.

       (b) In case of any disturbance by Grantee of pavement sidewalk, driveway or other surfacing, Grantee shall, at its own cost and expense and in a manner approved by the City which shall not be unreasonably withheld, replace and restore all paving, sidewalk, driveway or surface so disturbed in as good condition as before said work was commenced.

       (c) Grantee shall, on the request of any person holding a building moving permit issued by the City, temporarily raise or lower its lines to permit the moving of the building. The expense of such temporary removal shall be paid by the person requesting the same, and Grantee shall have the authority to require such payment in advance.

       (d) All poles, lines, structures and other facilities of Grantee in, on, over, and under the streets, sidewalks, alleys, public utility easements and public grounds, or place of the City shall be kept by Grantee at all tunes in a safe condition.

       (e) When the City undertakes any reconstruction, realignment or any other work on City streets which would require relocation or modification of Grantee's poles, wires or other facilities, City shall notify Grantee, and Grantee, shall be responsible for such relocation of Grantee's facilities.

       Section 11 - Service Extension. Subject to the terms set forth in Subsections 11(a-c), Grantee agrees to extend its cables to provide additional service within the corporate limits of the City of Brownsville ,so as to make the service available to all residential occupancies within the City.

       (a) A Grantee which is not already serving all residences within the entire franchise area, shall provide service to all portions of the franchise area reaching a minimum density of thirty (30) dwelling units per linear strand mile, as measured from the nearest feed or trunk cable line, within twelve (12) months after the grant of a franchise.

       (b) Grantee shall provide aerial or buried drop lines to new subdivisions within the franchise area at the request of the developer provided that the developer


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              contracts and agrees with the Grantee to pay the cost of the extension of the service.

       (c) Grantee shall extend and make cable television service available to any resident within the franchise area who requests connection at the standard connection charge if the connection to the resident would require no more than a standard one hundred and fifty (150) foot aerial drop or a seventy-five (75) foot buried drop line or extension from the nearest coaxial feeder cable. With respect to requests for connection requiring an aerial or buried drop line in excess of the maximum standard distance, Grantee shall extend and make available cable television service to such residents at a connection charge not to exceed its actual costs for the distance exceeding the standard one hundred and fifty
              (150) feet of aerial or seventy-five (75) feet of underground cable respectively.

       Section 12 - Amendments & Supplemental Agreements. It shall be the policy of the City to amend the Franchise, upon application of the Grantee, when necessary, to enable the Grantee to take advantage of any development or developments in the field of transmission of television and radio signals which will afford it an opportunity to more efficiently, effectively or economically serve its customers. Provided, however, that this section shall not be construed to require the City to make any amendment.

       Section 13 - Filings & Communications With Regulatory Agencies. Copies of all petitions, applications, registrations and responses to complaints submitted by the Grantee to the Federal Communications Commission shall also be submitted to the City upon written request.

       Section 14 - Maps, Plats & Reports.

       (a) The Grantee shall file with the City Clerk a true and accurate map or plat of all existing and proposed installations after completion of the rebuild. Such map or plat shall be updated at least annually, as necessary.

       (b) The Grantee shall file annually with the City, or its designee, not later than ninety (90) days after the end of the company's fiscal year, a revenue report applicable to the operations within the City during the preceding twelve month period, prepared, certified, and signed by an officer of the Company. There shall be submitted along with this revenue report such other reasonable information as the City shall request with respect to the company's CATV operations within the City.

       (c) The Grantee shall at all times keep on file with the City of Brownsville a current list of its partners and stockholders with an interest of 10% or greater, its officers and directors.


       Section 15 - Franchise Term & Renewal. This franchise shall take effect and be in fall force from and after passage of this Ordinance by the City and after acceptance by Grantee as

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provided in Section 20, and the same shall continue in full force and effect for a term of fifteen (15) years. Renewals shall be accomplished as provided for in Federal law and regulations.

       Section 16 - Section 16-Forfeiture.

       (a) If Grantee should violate any material terms, conditions, or provisions of this franchise or if Grantee should fail to comply with any material provisions of any ordinance of the City regulating the use by Grantee of the streets, alleys, public utility easements or public ways of the City, and should Grantee further continue to violate or fail to comply with the same for a period of thirty (30) days after Grantee shall have been notified in writing by the City to cease and desist from any such violation or failure to comply so specified without curing or commencing diligent efforts to cure such violation or failure, then Grantee may be deemed to have forfeited and annulled and shall thereby forfeit and annual all the rights and privileges granted by this franchise; provided, however, that such forfeiture shall be declared only by written decision of the Board of Mayor and Aldermen after an appropriate public proceeding before the Board of Mayor and Aldermen affording Grantee due process and full opportunity to be heard and to respond to any such notice of violation or failure to comply; and provided further that the Board of Mayor and Aldermen may, in its discretion and upon a finding of violation or failure to comply, impose a lesser penalty than forfeiture of this-franchise or excuse the violation or failure to comply upon a showing by Grantee of mitigating circumstances. Grantee shall have the right to appeal any finding of violation or failure to comply with any resultant penalty to any court of competent jurisdiction de novo, as provided in 47 U.S.C. 555. In the event that forfeiture is imposed upon Grantee, it shall be afforded a period of six (6) months within which to sell, transfer, or convey this cable television system to a qualified purchaser. During this six (6) month period, which shall run from the effective date of the final order or decision imposing forfeiture, including any appeal. Grantee shall have the right to operate this cable television system pursuant to the provisions of this franchise.

       (b) In the event the Grantee is prevented or delayed in the performance of any of its obligations under this Ordinance by reason of flood, fires, hurricanes, tornadoes, earthquakes or other acts of God, unavoidable casualty, insurrections, war, riot, sabotage, unavailability of materials or supplies, vandalism, strikes, boycotts, lockouts, labor disputes, shortage of labor, unusually severe weather conditions, acts or omissions or delays by utility companies upon whom Grantee is dependent for pole attachments or easement use, Grantee is unable to obtain necessary financing or any other event which is beyond the reasonable control of the Grantee, the Grantee shall have a reasonable time under the circumstances to perform its obligations under this Ordinance or to procure a reasonable and comparable substitute for such obligations. Under such circumstances the Grantee shall not be held in default or noncompliance with the provisions of the Ordinance nor shall it suffer any penalty relating thereto. In the case of technical violations not posing a substantial safety hazard the City shall grant the

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              Franchise sufficient time to complete any required repairs and shall not assess penalties or liquidated damages against the Franchisee so long as the Franchisee makes a showing to the City that it is working promptly, diligently and in good faith to correct such technical violations. A "substantial safety hazard" shall be defined as one posing an imminent likelihood of causing significant bodily injury if not repaired immediately.

       Section 17 - Surrender Right. Grantee may surrender this franchise at any time upon filing with the City of Brownsville a written notice of its intention to do so at least six (6) months before the surrender date. On the surrender date specified in the notice, all of the rights and privileges and all of the obligations, duties and liabilities of Grantee in connection with this franchise shall terminate. Further, should the Grantee, his and/or its successors and assigns discontinue the business for which this franchise is granted, all poles, wires, cables, and other devices shall be removed without the expense to the City, within one hundred eighty (180) days after demand for such removal is made by the City.

       Section 18 - Transfers.

       (a) All of the rights and privileges and all of the obligations, duties and liabilities created by this Franchise shall pass to and be binding upon the successors of the City and the successors and assigns of Grantee; and the same shall not be assigned or transferred without the written approval of the Board of Mayor and Aldermen, which approval shall not be unreasonably withheld. In compliance with the requirements of 47 U.S.C. 537(e); provided, however, that this Section shall not prevent the assignment or hypothecation of franchise by Grantee as security for debt without such approval; and provided further that transfers or assignments of this franchised between any parent and subsidiary corporation or between entities of which at least twenty-five percent (25%) of the beneficial ownership is held by the same person, persons, or entities shall be permitted without prior approval of the Board of Mayor and Aldermen.

       (b) This Ordinance acknowledges the pending sale of the assets of the cable system serving the City by Enstar Income Program 1984-1 to Gans Multimedia, LLC (Gans). The Board of Mayor and Aldermen shall provide their approval of the transfer of this Franchise and all rights and obligations contained herein to Gans, upon the timely written notice to the City by Gans of the completion of the asset sale of this cable system. The transfer shall become effective on the date of closing of the asset sale transaction.

       Section 19 - Franchise Fee. In consideration of the terms of this franchise, and in conformity with 47 U.S.C. 542, Grantee agrees to pay the City a sum of money equal to five percent (5%) of Grantee's Gross Annual Receipts per year. Such sum shall be payable quarterly, no later than the forty-fifth (45th) day following the end of the quarter. This payment shall be in addition to any other tax or payment owed to the City by Grantee, including ad valorem or business taxes. At City's request, the Grantee shall file a report showing Grantee's Gross Annual Receipts for the calendar year and the amount of franchise fees due to the City. Such reports may be requested four (4) times per calendar year. The Grantee shall have an obligation to maintain financial records of its gross annual receipts and Grantee fee payments for audit

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purposes for a period of three (3) years, and the City shall have the right to audit the Grantee's books at such place or places as the City may direct.

       Section 20 - Effective Date and Acceptance. This Ordinance shall become effective on passage and after acceptance by Grantee, shall then be and become a valid and binding contract between the City and Grantee; provided, however, that this Ordinance shall be void unless Grantee shall, within thirty (30) days after the final passage of this Ordinance as provided in Section 22, file with the City Clerk of the City, a written acceptance of this Ordinance and the Franchise herein granted, agreeing that it will comply with all of the provisions and conditions hereof and that it will refrain from doing all of the things prohibited by this Ordinance.

       Section 21 - Severability. If any section, subsection, sentence, clause, phrase or portion of this Ordinance is for any reason held invalid or unconstitutional by any Federal or state court or administrative or governmental agency of competent jurisdiction, specifically including the Federal Communications Commission, such portion shall be deemed a separate, distinct and independent provision, and such holding shall not affect the validity of the remaining portions hereof.

       Section 22 - Passage and Effective Date. For purposes of becoming a law, this ordinance shall be effective from and after its final passage, the public welfare requiring it. For all other purposes, it shall be effective as provided for in Section 20 above.


       PASSED, APPROVED AND ADOPTED BY THE Board of Mayor and Aldermen of the City of Brownsville, Tennessee, on


                                  FIRST READING   Nov 14, 2000
                                               ---------------------------------

                                  SECOND READING  Dec 12, 2000
                                                --------------------------------

                                                --------------------------------
                                                MAYOR
ATTEST:


-------------------------------
CITY CLERK
                                                Enstar Income Program 1984-1



                                              /s/ M. CELESTE VOSSMEYER
                                              ----------------------------------
                                              M. Celeste Vossmeyer
                                              Vice President
                                              Date: January 18, 2001



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                                             Name:
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                                             Title:
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                                             Date:
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